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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                                                       JURISDICTION OF
                ENTITY                                  ORGANIZATION
            ---------------                            ---------------
MANUFACTURERS' SERVICES WESTERN US OPERATIONS,           CALIFORNIA
INC.

MANUFACTURERS' SERVICES SALT LAKE CITY                    DELAWARE
OPERATIONS, INC.

MSL LOWELL OPERATIONS, INC.                               DELAWARE

MSL SPV SPAIN, INC.                                       DELAWARE

MANUFACTURERS' SERVICES CENTRAL US OPERATIONS,           MINNESOTA
INC.

MSL DE PUERTO RICO, INC.                                PUERTO RICO

MSL FRANCE OPERATIONS                                      FRANCE

MANUFACTURERS' SERVICES ATHLONE LIMITED                   IRELAND

MSL TECHNOLOGY SERVICES (MALAYSIA) SDH BHD                MALAYSIA

MSL DE MEXICO S.A.                                         MEXICO

MSL OVERSEAS FINANCE B.V.                               NETHERLANDS

MANUFACTURERS' SERVICES SINGAPORE PTE. LTD.              SINGAPORE

GLOBAL MANUFACTURERS' SERVICES VALENCIA S.A.               SPAIN